Exhibit 99.1

March 4, 2016

Board of Directors

Huntington Bancshares Incorporated

41 South High Street

Columbus, OH 43287

Re:	Registration Statement on Form S-4 of Huntington Bancshares Incorporated (“Huntington”) to be filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated January 25, 2016 (“Opinion Letter”), as to the fairness from a financial point of view to Huntington of the aggregate consideration to be paid by Huntington for each outstanding share of common stock, no par value, of FirstMerit Corporation (“FirstMerit”) pursuant to the Agreement and Plan of Merger, dated as of January 25, 2016 (the “Merger Agreement”), by and among Huntington, FirstMerit and West Subsidiary Corporation, a wholly owned subsidiary of Huntington.

Our Opinion Letter was provided for the information and assistance of the Board of Directors of Huntington in connection with its consideration of the transaction contemplated by the Merger Agreement. We understand that Huntington has determined to include our Opinion Letter in the Registration Statement. In that regard, we hereby consent to the references to our Opinion Letter under the captions “SUMMARY – Opinion of Huntington’s Financial Advisor”, “THE MERGER – Background of the Merger”, “THE MERGER – Huntington’s Reasons for the Merger; Recommendation of the Huntington Board of Directors” and “THE MERGER – Opinion of Goldman, Sachs & Co.”, and to the inclusion of our Opinion Letter as an Annex to the Joint Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any Registration Statement (including any subsequent amendments to the Registration Statement), or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)